EXHIBIT 5
                                                    and 23(a)

                               October 6, 1998

FirstEnergy Corp.
76 South Main Street
Akron, Ohio  44308

          Re:  Registration Statement on Form S-8 of FirstEnergy
               Corp. Relating to the Issuance Shares of Common
               Stock Pursuant to the Centerior Energy Corporation
               Employee Savings Plan (the "Plan")

Ladies and Gentlemen:

        I have acted as counsel to FirstEnergy Corp., an Ohio corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 2,100,000 shares (the "Shares") of the Company's Common Stock, par value $.10 per share, to be issued pursuant to the provisions of the Centerior Energy Corporation Employee Savings Plan (the "Plan"). I have examined such records, documents, statutes and decisions as I have deemed relevant in rendering this opinion.

          I am of the opinion that when:

                  (a)  the applicable provisions of the
          Securities Act of 1933 and of State securities or blue sky laws shall have been complied with, and

                  (b)  the Company's Board of Directors shall
          have duly authorized the issuance of such Shares, and

                  (c) the Shares shall have been duly issued and paid for in an amount not less than par value of $.10 per share,

the Shares will be legally issued, fully paid and non-assessable.

        I am also of the opinion that the provisions of the written documents constituting the Plan comply with the provisions of the Employee Retirement Income Security Act of 1974, as amended, as such requirements pertain to such provisions.

        I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

                               Very truly yours,


                               /s/ David L. Feltner, Esq.
                               -------------------------
                               David L. Feltner, Esq.